UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2014

AMERICAN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 16th Street, Suite 310 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 457-6060
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Acquisition Agreement

On July 11, 2014, American Midstream, LLC (the “Buyer”), a wholly-owned subsidiary of American Midstream Partners, LP (the “Partnership”) entered into a Purchase and Sale Agreement (the “Acquisition Agreement”) with DCP LP Holdings, LLC (“Seller”), pursuant to which Buyer agreed to acquire from Seller all of the issued and outstanding shares of Centana Gathering, LLC (“Centana”), DCP Dauphin Island, LLC (“DDI”) and DCP Mobile Bay Processing, LLC (“Mobile Bay” and, together with Centana and DDI, the “Purchased Entities”), subject to the terms and conditions contained therein (the “Acquisition”).

Summary of the Terms of the Agreement

Consideration. Upon signing of the Acquisition Agreement, Buyer deposited with Seller $5,770,000 (“Deposited Amount”). Under the terms of the Acquisition Agreement, at the closing of the Acquisition, Buyer will pay Seller a purchase price of $115,400,000 in cash (including the Deposited Amount), subject to certain working capital adjustments.

Representations, Warranties, Covenants and Indemnifications. The Acquisition Agreement contains various representations, warranties, covenants and indemnification obligations of Buyer and Seller. The representations and warranties of each party set forth in the Acquisition Agreement have been made solely for the benefit of the other parties to the Acquisition Agreement and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified by disclosures made to the other party in connection with the Acquisition Agreement, (ii) are subject to the materiality standards contained in the Acquisition Agreement which may differ from what may be viewed as material by investors and (iii) were made only as of the date of the Acquisition Agreement or such other date as is specified in the Acquisition Agreement.

Closing Conditions. The closing of the Acquisition is subject to the satisfaction or waiver of certain customary conditions to closing including, among others, expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the absence of any law, regulation, order or injunction prohibiting the Acquisition. Each party’s obligation to consummate the Acquisition is subject to certain other conditions, including the material accuracy of the representations and warranties of the other party; there being no material adverse effect on the Purchased Entities after the signing of the Acquisition Agreement; and material compliance by the other party with its obligations under the Acquisition Agreement. The closing of the Acquisition is not subject to approval by the unitholders of the Partnership or to any financing condition. There can be no assurance that the anticipated benefits of the Acquisition will be realized.

A copy of the Acquisition Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Acquisition Agreement set forth herein is summary in nature and is qualified in its entirety by reference to the full text of the Acquisition Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
Common Unit Purchase Agreement
On July 14, 2014, the Partnership entered into a Common Unit Purchase Agreement (the “Unit Purchase Agreement”) with certain institutional investors (the “Investors”) to sell 7,613,247 Common Units representing limited partner interests in the Partnership (“Common Units”) in a private placement (the “Private Placement”) at a price of $26.27 per Common Unit for aggregate consideration of approximately $200 million. If the closing date for the Private Placement is after the record date for the distribution to the Partnership's holders of Common Units with respect to the quarter ending June 30, 2014, the per unit purchase price shall be reduced by an amount equal to such per unit distribution, and the number of Common Units to be issued in the Private Placement shall be increased accordingly. The Partnership intends to use the net proceeds from the Private Placement to fund the purchase price for the Acquisition and for general partnership purposes. The Private Placement will be made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for an exemption from the registration requirements of Section 5 thereof. The Partnership paid a fee of approximately $2 million to Wells Fargo Securities, LLC in connection with its services as placement agent for the Private Placement.
Pursuant to the Unit Purchase Agreement, the Partnership agreed to indemnify the Purchasers and their respective officers, directors, and other representatives against certain losses resulting from any breach of the Partnership’s representations, warranties, or covenants contained therein. The closing of the Private Placement is subject to the closing of the Acquisition and certain other customary conditions. In addition, in connection with the closing of the Private Placement, the Partnership has agreed to register the common units purchased in the Private Placement no later than the earlier of (i) 5 days following the date the Partnership files a Form 8-K disclosing the financial statements required to be filed pursuant to Rules 3-05 and 11-01 of Regulation S-X promulgated by the Securities and Exchange Commission and related to the Acquisition and (ii) 90 days following the closing of the Private Placement.
The foregoing description of the Unit Purchase Agreement set forth herein is summary in nature and is qualified in its entirety by reference to the full text of the Unit Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the Private Placement set forth in Item 1.01 is incorporated in its entirety herein by reference.
Item 7.01 Regulation FD Disclosure.
On July 14, 2014, the Partnership issued press releases announcing the Acquisition and the Private Placement. A copy of each press release is being furnished and is attached, respectively, as Exhibit 99.1 and Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference. In accordance with General Instruction B.2 of Form 8-K, the press releases shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and such exhibits be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Cautionary Statements regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as defined under the federal securities laws, including statements regarding the anticipated closing of the Acquisition and Private Placement and other aspects of the Acquisition. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties, and other assumptions that are difficult to predict and may be beyond the Partnership’s control, including market conditions, customary closing conditions, and factors described in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013 filed on March 11, 2014 and Quarterly Report on Form 10‐Q for the quarter ended March 31, 2014 filed on May 12, 2014. If one or more of these risks or uncertainties materialize, or if underlying assumptions regarding the Acquisition prove incorrect, the Partnership’s actual results may vary materially from what management anticipated, estimated, projected, or expected.
Investors are encouraged to closely consider the disclosures and risk factors contained in the Partnership’s periodic reports filed from time to time with the Securities and Exchange Commission. The statements made in this Current Report on Form 8-K speak only as of the date hereof. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.         Description

2.1*	Purchase and Sale Agreement, dated July 11, 2014, by and among American Midstream, LLC and DCP LP Holdings, LLC
10.1	Common Unit Purchase Agreement, dated July 14, 2014, by and among American Midstream Partners, LP and the purchasers named therein.
99.1	Press Release regarding the Acquisition dated July 14, 2014.
99.2	Press Release regarding the Private Placement dated July 14, 2014.

* Pursuant to Item 601(b)(2) of Regulation S-K, the Partnership agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Midstream Partners, LP

By: American Midstream GP, LLC,
its General Partner

July 15, 2014	By:	/s/ Daniel C. Campbell
	Name:	Daniel C. Campbell
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.         Description

2.1*	Purchase and Sale Agreement, dated July 11, 2014, by and among American Midstream, LLC and DCP LP Holdings, LLC
10.1	Common Unit Purchase Agreement, dated July 14, 2014, by and among American Midstream Partners, LP and the purchasers named therein.
99.1	Press Release regarding the Acquisition dated July 14, 2014.
99.2	Press Release regarding the Private Placement dated July 14, 2014.

* Pursuant to Item 601(b)(2) of Regulation S-K, the Partnership agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.